                                                                  Exhibit (1)(c)

                            ARTICLES SUPPLEMENTARY

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                           U.S.T MASTER FUNDS, INC.


     U.S.T MASTER FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Fund has reclassified Five Hundred Million (500,000,000) of the authorized and unissued shares of Class A Common Stock of the Fund (of the par value of one Mil ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)) as Class E Common Stock pursuant to the following resolutions adopted by a majority of the Directors of the Fund at a meeting duly held on April 28, 1986:

               RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation ("Articles of Incorporation"), 500,000,000 authorized and unissued shares of Class A Common Stock (of the par value of One Mil ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)) be, and hereby are reclassified into a fifth class of shares of capital stock and designated as Class E Common Stock;

               FURTHER RESOLVED, that each share of Class E Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and condition of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock; and

               FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered to execute, seal and deliver any and all documents, instruments, papers and writings, including but not limited to Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland, and to any and all other acts, in the name of the Corporation and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions.

     SECOND: The shares of Class A Common Stock of the Fund reclassified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been reclassified by the Fund's Board of Directors under the authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, U.S.T. MASTER FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 30th day of September, 1986.


                                             U.S.T MASTER FUNDS, INC.

(SEAL)

                                             BY /s/ Karen A. G. Loud
                                               ------------------------------
                                               Karen A. G. Loud, President


Attest:

/s/ W. Bruce McConnel, III
-------------------------------
W. Bruce McConnel, III
Secretary

                                  CERTIFICATE
                                  -----------

     THE UNDERSIGNED, President of U.S.T. MASTER FUNDS, INC. who executed on behalf of said Corporation the attached Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of a said Corporation, and certifies that to the best of her knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                          /s/ Karen A. G. Loud
                                          -----------------------------
                                          Karen A. G. Loud, President

DOCUMENT CODE 16 _______ BUSINESS CODE ________   COUNTY ________

# D1750454        P.A.____Religious  ___________  Close stock ______ Nonstock
  ----------------

Merging                                                           Surviving
(Transferor)___________________                                   (Transferee)_____________________
_______________________________                                   _________________________________
_______________________________                                   _________________________________
_______________________________                                   _________________________________

CODE      AMOUNT        FEE REMITTED
----      ------        ------------
                                                                  (New Name)______________
                                                                  ________________________
                                                                  ________________________
20        ______         Organ. & Capitalization

61        ______         Rec. Fee (Arts. Of Inc.)                 ______Change of Name
                                                                  ______Change of Principal Office
62          20           Rec. Fee (Amendment)                     ______Change of Resident Agent
          ------                                                  ______Change of Resident Agent Address

63        ______         Rec. Fee (Merger of Consol.)

64        ______         Rec. Fee (Transfer)

65        ______         Rec. Fee (Dissolution)

66        ______         Rec. Fee (Revival )

52        ______         Foreign Qualification

50        ______         Cert. of Qual or Reg.

51        ______         Foreign Name Registration

13          15           2 Certified Copy 8
          ------         -
56        ______         Foreign Penalty

54        ______         For. Supplemental Cert.

73        ______         Certificate of Conveyance
                         __________________________
                         __________________________

75        ______         Special Fee

80        ______         For. Limited Partnership

83        ______         Cert. Limited Partnership

84        ______         Amendment to Limited Partnership

85        ______         Termination of Limited Partnership

21        ______         Recordation Tax

22        ______         State Transfer Tax

23        ______         Local Transfer Tax

31        ______         _____ Corp. Good Standing

NA        ______         Foreign Corp. Registration

87        ______         _____ Limited Part.  Good Standing

71        ______         Financial

                                             CODE______

                                             ATTENTION:___________

          Other_______________     MAIL TO ADDRESS:
          ____________________     Venable Baetjer & Howard
          Other_______________     1800 Mercantile Bank Trust Bldg.
          ____________________     2 Hopkins Plaza
                                   Baltimore, Maryland 21201

TOTAL ____
FEES


          35 Check  ____ Cash       Note:
          --                        ----

          ___ Documents on ___ Checks

APPROVED BY:  A
            -----

                              STATE OF MARYLAND
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION


     THE ARTICLES SUPPLEMENTARY OF U.S.T. MASTER FUNDS, INC. HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 17TH DAY OF DECEMBER, 1986 AT 3:53 P.M. AND WILL BE RECORDED.

                                   By:  /s/ Dean W. Kitchen
                                        -----------------------------
                                        Corporate Administrator

                   FEE                             CO.            DOCUMENT
FEE PAID           CODE            AMOUNT          CODE           REFERENCE
--------           ----            ------          ----           ---------